Exhibit 10.14

Guangdong CarHouse E-Commerce Technology Co., Ltd. – ZXQDK476790120191425 (Co-Borrower)          Ref: 191217-150058-249

Circulating Fund Loan Contract

(Applicable to the Circulating Fund Loan of Co-Borrower)

No.: ZXQDK476790120191425 (Co-Borrower)

Borrower:

Name of Borrower: Guangdong CarHouse E-Commerce Technology Co., Ltd.

Unified Social Credit Code: 91441900764929776P

Legal Representative / Responsible Person: Jiang Haitao

Address: Building 3, No. 16, No. 4 Keji Road, Songshan Lake Industrial Park, Dongguan City, Guangdong Province

Postal Code: 523000

Opening Financial Institution and Account Number: Dongguan Dalang Branch of Bank of China, 695171869009

Tel: *************** Fax: ***************

Name of Co-Borrower: Zhong Lianhua

Certificate Type: Identity Card

Certificate Number: ***************

Certificate Expiration Date: March 18, 2036

Tel: *************** Fax: /

Name of Co-Borrower: Jiang Haitao

Certificate Type: Identity Card

Certificate Number: ***************

Certificate Expiration Date: March 18, 2036

Tel: *************** Fax: /

Lender: Dongguan Branch of Bank of China Limited

Legal Representative / Responsible Person: Feng Bozhong

Address: No. 72 Guantai Road, Nancheng District, Dongguan City

Postal Code: 523072

Tel: *************** Fax: ***************

The borrower and co-borrower (hereinafter referred to as “the borrower”) and lender have reached a consensus about the issuing of circulating fund loans, and signed this contract after consultation on the basis of equality.

Guangdong CarHouse E-Commerce Technology Co., Ltd. – ZXQDK476790120191425 (Co-Borrower)          Ref: 191217-150058-249

Article 1:

Loan currency: RMB

Loan amount: (Amount in words) Five Million Yuan Only

 (Amount in figures): ¥5,000,000.00

Article 2: Loan term

Loan term: 12 months calculated from the actual withdrawal date; if the loan is withdrawn by stages, the term shall be calculated from the first actual withdrawal date.

The borrower shall withdraw money strictly according to the withdrawal time agreed. If the actual withdrawal date is later than the withdrawal time agreed, the borrower shall repay according to the repayment time agreed in this contract.

Article 3: Loan purpose

Loan purpose: Used for circulating fund turnover and goods payment of the borrower.

Without the lender’s written consent, the borrower shall not change the loan purpose, including but not limited to the following situations: the borrower shall not use the loan to invest in fixed assets and stock equity, and shall not use the loan for the fields and purposes prohibited by the country.

Article 4: Lending rate and interest accrual & settlement

1. Lending rate

The lending rate is floating interest rate, and the price will be reset after one floating cycle of 12 months which is calculated from the actual withdrawal date (if the loan is withdrawn by stages, it shall be calculated from the first actual withdrawal date). The repricing date is the first date of the next floating cycle. In other words, the initial day is the corresponding date of the repricing month; if there is no corresponding date in the current month, it shall be last day of the month.

For the drawings:

Floating interest rate for RMB borrowing (the loan prime rate of national inter-bank offer center shall be the pricing foundation)

A. The interest rate of initial term (from the actual withdrawal date to the expiration date of the floating cycle) is equal to the one-year quoted interest rate of loan market issued by national inter-bank offer center most recently on the previous working day before the actual withdrawal date plus 15 base points;

B. On the repricing day, repricing shall be conducted for other drawings by adding 15 base points to the one-year quoted interest rate of loan market issued by national inter-bank offer center most recently on the previous working day before the current date, and the result shall be treated as the applicable interest rate of this floating cycle.

Guangdong CarHouse E-Commerce Technology Co., Ltd. – ZXQDK476790120191425 (Co-Borrower)          Ref: 191217-150058-249

2. Calculation of interest

The interest shall be calculated from the actual withdrawal date, and measured according to the actual withdrawal amount and fund use days.

Calculation formula of interest: Interest = principal X actual number of days X daily interest rate.

The cardinal number of daily interest calculation is 360 days a year, and the reduction formula is: daily interest rate = annual interest rate / 360.

3. Interest settlement mode

The borrower shall settle the interest according to the second mode in the following:

(1) Quarterly interest settlement: The 20th of the final month in each quarter is the interest settlement date, and the 21st of the month is the interest payment date.

(2) Monthly interest settlement: The 20th of each month is the interest settlement date, and the 21st of the month is the interest payment date.

If the payoff date of loan principal in the last term is not on the interest payment date, then the payoff date of loan principal in the last term is the interest payment date, and the borrower shall pay off all interests payable.

4. Default interest

(1) If the borrower involves late payment or does not use the loan according to the contract, the default interest shall be calculated for the overdue or embezzled part according to the default interest rate agreed in this article since the overdue or embezzling date, until all principal and interests are paid off.

As for the overdue loan embezzled, relatively high default interest rate shall be adopted to calculate the default interest.

(2) If the borrower cannot pay the interest and default interest in time, compound interest shall be calculated according to the default interest rate agreed in this article as per the interest settlement mode agreed in Item 3.

(3) Default interest rate

Default interest rate of loan with floating interest rate

A. It shall float according to the floating cycle agreed in Item 1 of this article since the overdue or embezzling date. The repricing date of default interest is the corresponding date of the overdue or embezzling date in the repricing month. If there is no corresponding date in the month, the last day of the month shall be the repricing date of default interest.

Guangdong CarHouse E-Commerce Technology Co., Ltd. – ZXQDK476790120191425 (Co-Borrower)          Ref: 191217-150058-249

B. The default interest rate of overdue loan is equal to the base interest rate of default interest determined in Item C of this article plus 50%, and the default interest rate of embezzled loan is equal to the base interest rate of default interest determined in Item C of this article plus 100%.

C. The default interest rate in the initial floating cycle is the loan interest rate actually executed in the overdue or embezzling period. After one floating cycle expires, the default interest rate of the next floating cycle shall be repriced according to Item 1 of this article on the repricing date.

Article 5: Withdrawal conditions

The borrower shall meet the following conditions before withdrawal:

1. This contract and its appendixes enter into force;

2. The borrower has provided guarantee according to the lender’s requirements, the guarantee contract has entered into force, and legal approval, registration or recording procedures are completed;

3. The borrower has reserved, signed and performed the borrower’s documents, receipts, seal impression, list of persons, and specimen signature, and has properly filled in related certificates;

4. The borrower has opened the account needed to perform the contract according to the lender’s requirements;

5. The borrower has submitted written withdrawal application and documentary evidences of loan purpose to the lender within 5 banking days before the withdrawal, and handled related withdrawal procedures;

6. The borrower has provided the resolution paper and authorization proving that the board of directors or other competent departments agree to sign and perform this contract;

7. Other withdrawal conditions stipulated by laws and agreed between both parties / .

If the above withdrawal conditions are not met, the lender has the right to refuse the borrower’s withdrawal application, except that the lender agrees to issue the loan.

Article 6: Withdrawal time and mode

1. The borrower shall withdraw money according to the time and mode agreed in (2):

(1) Gain all money on              /                .

(2) Gain the loan within 180 days after the contract enters into force.

(3) Gain the loan by stages according to the following time.

Withdrawal Time	Withdrawal Amount
/	/

2. As for the part not withdrawn within the above time, the lender has the right to refuse the borrower’s withdrawal application.

Guangdong CarHouse E-Commerce Technology Co., Ltd. – ZXQDK476790120191425 (Co-Borrower)          Ref: 191217-150058-249

Article 7: Fund payment of the loan

1. Account of loan issuing

The borrower shall establish the following account in the lender’s company as the account of loan issuing, and the loan shall be issued and paid through this account.

Account name: Guangdong CarHouse E-Commerce Technology Co., Ltd.

Account number: ***************

2. Fund payment mode of the loan

(1) The fund payment mode of the loan shall be determined according to laws and regulations, regulatory requirements and this contract, and the fund payment mode for each drawing shall be confirmed in the withdrawal application. If the lender considers that the payment mode selected in the withdrawal application does not meet the requirements, the lender has the right to change the payment mode or stop issuing and paying the fund.

(2) The lender makes entrusted payment. In other words, the lender pays the fund to the borrower’s counterparty that can meet the loan purpose according to the borrower’s withdrawal application and payment entrustment. If the fund payment meets one of the following conditions according to related stipulations of China Banking Regulatory Commission and the lender’s provisions, the lender shall make entrusted payment:

A. The lender and borrower establish a new credit relationship, and the borrower’s credit rating does not reach the lender’s internal requirements;

B. The payment object is clear during withdrawal application (clear account and account name), and the single amount exceeds 10 million Yuan (excluding, the foreign currency shall be converted according to the exchange rate on the actual withdrawal date);

C. Other situations stipulated by the lender or agreed with the borrower: / .

(3) Self-payment of the borrower: After the lender issues the loan fund to the borrower’s account according to the borrower’s withdrawal application, the borrower can pay the fund to the borrower’s counterparty that can meet the loan purpose. Except the situations in which the lender shall make entrusted payment, other funds shall be paid through self-payment of the borrower.

(4) Change of payment mode. After the withdrawal application is submitted, if any changes happen to the borrower’s external fund payment and credit rating, as for funds of self-payment which meets the conditions in (2) of Item 2, the fund payment mode shall be changed. If the payment mode or external payment amount, payment object and loan purpose under entrusted payment are changed, the borrower shall submit written request for change, and resubmit the withdrawal application and related transaction data proving the fund purpose.

Guangdong CarHouse E-Commerce Technology Co., Ltd. – ZXQDK476790120191425 (Co-Borrower)          Ref: 191217-150058-249

3. Specific requirements for entrusted payment of the loan

(1) Payment entrustment. If conditions of the lender’s entrusted payment are met, the borrower shall give clear payment entrustment in the withdrawal application. In other words, the borrower shall entrust and authorize the lender to directly pay the fund to the counterparty’s account specified by the borrower meeting the loan purpose after transferring the fund into the borrower’s account specified. Besides, the borrower shall provide necessary payment information including name of beneficiary counterparty, account of counterparty and payment amount.

(2) Supply of transaction data. If conditions of the lender’s entrusted payment are met, the borrower shall provide the lender with the loan account, counterparty’s account information and evidentiary materials proving that the loan purpose agreed in this agreement is guaranteed when submitting the withdrawal application. The borrower shall ensure that all materials provided for the lender are true, complete and effective. If the lender cannot perform the entrusted payment obligation because the transaction data provided by the borrower are not true, complete and effective, the lender will not bear any responsibilities, and the borrower’s repayment obligation produced under this contract shall not be influenced.

(3) Performance of the lender’s entrusted payment obligation

A. If the mode of the lender’s entrusted payment is adopted, after the borrower submits the payment entrustment and transaction data and the lender approves, the loan fund shall be paid to the counterparty through the borrower’s account.

B. If the lender discovers through examination that the transaction data provided by the borrower including purpose proving materials do not meet the agreement under this contract or have other defects, the lender has the right to ask for replacement, explanation or resubmission of relevant materials. Before the borrower submits transaction data which the lender considers are qualified, the lender has the right to refuse to issue and pay related fund.

C. If the lender cannot pay the fund to the borrower’s counterparty according to the borrower’s payment entrustment in time as the counterparty’s account bank returns the fund, the lender will not bear any responsibilities, and the borrower’s repayment obligation produced under this contract shall not be influenced. As for the fund returned by the counterparty’s account bank, the borrower hereby authorizes the lender to freeze the money. In such situations, the borrower shall resubmit the payment entrustment and transaction data including purpose proving materials.

(4) The borrower shall not avoid the lender’s entrusted payment by breaking up the whole into parts.

4. After the loan is issued, the borrower shall provide the loan use record and the above materials in time according to the lender’s requirements, including but not limited to fund use voucher, purchase and sales contract, invoice, and so on.

Guangdong CarHouse E-Commerce Technology Co., Ltd. – ZXQDK476790120191425 (Co-Borrower)          Ref: 191217-150058-249

5. When one of the following situations happens, the lender has the right to redetermine the loan using and payment conditions or stop issuing and paying the fund:

(1) The borrower violates this contract, and avoids the lender’s entrusted payment by breaking up the whole into parts;

(2) The borrower’s credit status drops or main business profitability decreases;

(3) Anomaly happens to the use of loan fund;

(4) The borrower does not provide loan use materials according to the lender’s requirements;

(5) The borrower pays the loan fund by violating this article.

Article 8: Repayment

1. The borrower specifies the following account as the fund withdrawal account, and the fund drawn back by the borrower shall enter this account. The borrower shall provide the capital flow situations of this account in time. The lender has the right to ask the borrower to explain large-amount and abnormal capital inflow and outflow situations, and to supervise this account.

Account name: Guangdong CarHouse E-Commerce Technology Co., Ltd.

Account number: ***************

2. Except as otherwise agreed between both parties, the borrower must return the loan under this contract according to (1) in the following:

(1) Repay all loans under this contract on the date when the loan term expires.

(2) Repay all loans under this contract according to the following repayment plan:

Repayment Time	Repayment Amount
/	/

(3) Other repayment plan:             /              .

If the borrower needs to change the above repayment plan, the borrower shall submit a written application to the lender 30 banking days in advance before the corresponding loan becomes due, and the change of repayment plan shall be confirmed by both parties in written form.

3. Except as otherwise agreed between both parties, if the borrower defaults the loan principal and interest at the same time, the lender has the right to decide the order of principal repayment or interest repayment. If the fund is repaid by stages, and several due and overdue loans exist under this contract, the lender has the right to decide the repayment order. If the borrower and lender have several overdue loan contracts, the lender has the right to decide the contract performance order.

4. Except as otherwise agreed between both parties, the borrower can repay the loan in advance, but shall send a written notice to the lender 30 banking days in advance. The amount of prepayment shall be used to repay the due loan in an inverted order.

Guangdong CarHouse E-Commerce Technology Co., Ltd. – ZXQDK476790120191425 (Co-Borrower)          Ref: 191217-150058-249

5. The borrower shall repay the fund according to (1) in the following.

(1) The borrower shall deposit enough amount into the following repayment account 3 banking days in advance before each term expires, and the lender has the right to deduct the fund from this account before the principal and interest become due.

Name of repayment account: Guangdong CarHouse E-Commerce Technology Co., Ltd.

Account name: ***************

(2) Other repayment mode agreed between both parties: / .

Article 9: Guarantee

1. The debt guarantee mode under this contract is:

No guarantee

2. If the borrower or guarantor involves any events which the lender considers might affect their contractual capacity, or the guarantee contract becomes invalid or is repealed or cancelled, or the borrower or guarantor has deteriorated financial conditions or get involved in important lawsuit or arbitration cases, or their contractual capacity might be influenced by other reasons, or the guarantor violates the guarantee contract or other contracts with the lender, or the guaranty is devalued, damaged, lost or sealed, resulting in the decrease or loss of collateral value, the lender has the right to ask for and the borrower has the obligation to provide new guarantee or guarantor to guarantee the debt under this contract.

Article 10: Statements and commitments

1. The borrower makes the following statements:

(1) The borrower exists according to law, and has the full capacity for civil conduct and active ability needed to sign and perform this contract;

(2) Signing and performing this contract is based on the borrower’s true intention, and legal and effective authorization has been gained according to the charter or other internal management documents. Besides, the above behavior will not violate any agreement, contract and other legal documents binding on the borrower. The borrower has gained or will gain the approval, permission, recording or registration needed to sign and perform this contract;

(3) All documents, financial statements, vouchers and other materials provided by the borrower for the lender under this contract are true, complete, accurate and effective;

(4) Trading background explained by the borrower to the lender is true and legal, and the fund will not be used for illegal purposes like money laundering;

Guangdong CarHouse E-Commerce Technology Co., Ltd. – ZXQDK476790120191425 (Co-Borrower)          Ref: 191217-150058-249

(5) The borrower does not conceal any events which might influence the financial conditions and contractual capacity of the borrower or guarantor from the lender;

(6) The borrower and the loan project can meet the national environmental protection standard, and poorly rectified enterprises and projects with prominent energy dissipation and pollution problems published and identified by non-state departments do not have energy dissipation and pollution risks;

(7) Other events stated by the borrower: / .

2. The borrower makes the following commitments:

(1) Report the financial statements (including but not limited to annual report, quarterly report and monthly report) and other related materials regularly or timely according to the lender’s requirements; the borrower ensures that he/she can continuously meet the requirements of the following index: / ;

(2) If the borrower has signed or will sign counter guarantee contract or other similar agreement with the guarantor in terms of the warranty obligation, this agreement will not damage the lender’s rights under this contract;

(3) Accept the lender’s credit inspection and supervision, and offer sufficient assistance and cooperation; under self-payment of the borrower, the borrower shall summarize and report the fund payment and use situations according to the lender’s requirements regularly, and the specific reporting time is: monthly;

(4) If the borrower involve merging, separation, assets decrease, stock right transfer, investments abroad, substantial increase of debt financing, assignment of material assets and debts, and other events which might produce adverse effect on the borrower’s debt paying ability, written consent shall be gained from the lender in advance;

If the following situations happen, the borrower shall inform the lender in time:

A. The borrower or guarantor changes the articles of association, business scope, registered capital and legal representative;

B. Changes happen to the business patterns including joint operation, foreign joint venture, cooperation, contracting operation, recombination, reconstructing and listing;

C. The borrower gets involved in discontinuation of business, dissolution, liquidation, business suspension for rectification, revocation or cancellation of business license, and petition for bankruptcy;

D. The borrower gets involved in important lawsuit or arbitration cases, or the property or guaranty is sealed, detained or supervised, or new guarantee is set on the guaranty;

E. The borrower, shareholder, director or administrative officer is suspected of being involved in important cases or economic disputes;

F. The borrower has event of default under other contracts;

G. Operation difficulty happens and financial conditions deteriorate;

Guangdong CarHouse E-Commerce Technology Co., Ltd. – ZXQDK476790120191425 (Co-Borrower)          Ref: 191217-150058-249

(5) The repayment order of the borrower’s debt to the lender is prior to the loan of the borrower’s shareholder, and shall not be second to similar debts of other creditors; moreover, after this contract enters into force and before the loan principal and interest and related fees under this contract are paid off, the borrower shall not repay the loan of the borrower’s shareholder;

(6) After this contract enters into force and before the loan principal and interest and related fees under this contract are paid off, the borrower shall not distribute dividends to the shareholders in any form;

(7) The borrower shall not dispose the properties by reducing its debt paying ability. Besides, the borrower promises that the total amount of external guarantee does not exceed 1 time of its net assets, and the total amount of external guarantee and amount of single guarantee do not exceed the limit stipulated by the articles of association;

(8) Except that the purpose agreed in this contract is met or the lender agrees, the borrower shall not transfer the loan fund under this contract to the account of the same name or the affiliated party’s account.

If the fund is transferred to account of the borrower’s same name or the affiliated party’s account, the borrower shall provide corresponding proof materials;

(9) In terms of the loan under this contract, the loan terms including guarantee condition, loan interest rate pricing and repayment order provided by the borrower for the lender shall not be lower than the conditions given to other financial institutions at present and in the future;

(10) The lender has the right to call in the loan in advance according to the borrower’s fund returning situations;

(11) The borrower shall bear joint repayment liability for the lender. Once the lender issues the loan according to this contract, the lender can assert a claim from either the borrower or co-borrower. The borrower or co-borrower shall not refuse to perform the repayment obligation with any reasons of internal agreement or other objection. The borrower shall not refuse to perform the repayment obligation with the reason that the loan is used or embezzled by the co-borrower, and the co-borrower shall not refuse to perform the repayment obligation with the reason that the loan is used or embezzled by the borrower.

(12) When signing this contract, the borrower and its important related parties do not violate the laws, regulations and rules about environmental and social risk management. Besides, they promise to strengthen the environmental and social risk management of the borrower and its important related parties, and to strictly abide by relevant laws, regulations and rules about environmental and social risk management. They will completely avoid bringing damages and risks to the environment and society in construction, production and operation activities. The borrower accepts that the lender has the right to supervise the borrower’s environmental and social risk management situations, and has the right to ask the borrower to submit environmental and social risk reports. If the borrower violates the foregoing agreement, it shall be deemed to have default event under this contract, and the lender can take remedy measures according to this contract.

(13) Other events promised by the borrower:             /                 .

Guangdong CarHouse E-Commerce Technology Co., Ltd. – ZXQDK476790120191425 (Co-Borrower)          Ref: 191217-150058-249

Article 11: Intra-group transaction disclosure of the borrower’s group

Both parties agree to apply Item 1 in the following:

1. The borrower does not belong to the group customer determined by the lender according to Guidelines on Group Customer Credit Business Risks of Commercial Banks (referred to as “Guidelines” for short).

2. The borrower belongs to the group customer determined by the lender according to Guidelines on Group Customer Credit Business Risks of Commercial Banks (referred to as “Guidelines” for short). The borrower shall provide the lender with situations about connected transactions above 10% of the net assets, including the relationship of transaction parties, transaction items, transaction nature, transaction amount or corresponding proportion, and pricing policy (including transactions without amount or with symbolic amount).

If the borrower has one of the following situations, the lender has the right to unilaterally stop paying loans not used, and take back some or all loan principals and interests in advance: go to the bank for discounting or pledging with creditor’s rights including notes receivable and account receivable without actual transaction background by taking advantage of the false contract with affiliated party, to gain bank capital or credit; get involved in important merging, purchase and reconstructing situations which the lender considers will influence the loan safety; evade bank credit deliberately through connected transaction; other situations stipulated in Article 18 of Guidelines.

Article 12: Default event and handling

One of the following events will form the borrower’s default event under this contract:

1. The borrower does not perform the payment and repayment obligations for the lender according to this contract;

2. The borrower does not use the loan according to the mode agreed in this contract or does not use the loan for the purpose agreed in this contract;

3. The statements made by the borrower in this contract are false, or the borrower violate the commitments made under this contract;

4. Situations in (4) of Item 2 in Article 10 happen, the lender considers that the financial conditions and contractual capacity of the borrower or guarantor might be influenced, and the borrower cannot provide new guarantee or change the guarantor according to this contract;

5. The borrower’s credit status drops or the borrower’s financial indexes including profitability, debt paying ability, operation capacity and cash flow deteriorate, and they break the index constraints or other financial agreement in this contract;

6. The borrower gets involved in default events under other contracts with the lender or other institutions of Bank of China Limited; the borrower gets involved in default events under credit contracts with other financial institutions;

Guangdong CarHouse E-Commerce Technology Co., Ltd. – ZXQDK476790120191425 (Co-Borrower)          Ref: 191217-150058-249

7. The guarantor violates the agreement of guarantee contract, or gets involved in default events under other contracts with the lender or other institutions of Bank of China Limited;

8. The borrower stops its businesses or gets involved in dissolution, revocation or bankruptcy events;

9. The borrower gets involved in or might get involved in major economic disputes, lawsuit and arbitration, or its assets are sealed, detained or executed forcibly, or the administrative organizations like judiciary authorities and industry and commerce departments investigate the borrower or take punitive measures according to law, which has influenced or might influence the performance of obligations under this contract;

10. The co-borrower, the borrower’s major individual investors and key managers are changed abnormally, missing, declared to be missing, dead, declared to be dead, losing active ability, or investigated by judiciary authorities according to law or their personal freedom is restricted, which has influenced or might influence the performance of obligations under this contract;

11. The lender discovers situations which might influence the financial conditions and contractual capacity of the borrower or guarantor during annual (the period of one year after this contract enters into force) investigation on the borrower’s financial conditions and contractual capacity;

12. Large-amount and abnormal capital inflow and outflow situations happen to the specified fund withdrawal account, and the borrower cannot provide explanations accepted by the lender;

13. The borrower violates other agreement about the parties’ rights and obligations under this contract.

When default events stipulated above appear, the lender has the right to take the following measures separately or simultaneously according to the specific situations:

1. Ask the borrower and guarantor to correct their default behaviors;

2. Absolutely or partially reduce, suspend, cancel or stop the borrower’s line of credit;

3. Absolutely or partially suspend or stop the borrower’s business applications covering withdrawal under this contract and other contracts between the borrower and lender; for loans not issued and trade financing not handled, absolutely or partially suspend, cancel or stop the issuing, payment and handling;

4. Declare that all or some of the loans / trade financing principal and interest and other accounts payable under this contract and other contracts between the borrower and lender become mature immediately;

5. Terminate or cancel this contract, and absolutely or partially terminate or cancel other contracts between the borrower and lender;

6. Ask the borrower to compensate for losses caused to the lender by default events, including but not limited to loss of related fees covering legal fare, attorney fee, attorney fee and execution fee;

7. Freeze and deduct the borrower’s fund in the account established in the lender’s company or Bank of China Limited to pay off all or some of the borrower’s debts to the lender under this contract. Undue funds in the account shall be deemed as premature. If the currency of the account is different from the lender’s business pricing current, it shall be converted according to the lender’s applicable exchange rate at the time of deduction;

Guangdong CarHouse E-Commerce Technology Co., Ltd. – ZXQDK476790120191425 (Co-Borrower)          Ref: 191217-150058-249

8. Execute the real rights guaranteed;

9. Ask the guarantor to bear the guarantee liability;

10. Other measures that the lender considers are necessary and possible.

Article 13: Reservation of right

If one party does not execute some or all rights under this contract or does not ask the other party to perform and assume some of all obligations and liabilities, this party shall not be deemed to abandon such rights or exempt the other party from such obligations and liabilities.

Any tolerance of one party for the other party or delayed execution of rights under this contract shall not influence any rights enjoyed by this party according to this contract, laws and regulations, and shall not be deemed as abandoning of such rights.

Article 14: Alteration, modification and termination

After consultation between both parties, this contract can be altered or modified, and any alteration or modification shall constitute an indispensable part of this contract.

Except as otherwise stipulated by laws and regulations or agreed between the parties, this contract shall not be terminated before all rights and obligations under this contract are performed.

Except as otherwise stipulated by laws and regulations or agreed between the parties, the invalidity of any terms under this contract shall not influence the legal effect of other terms.

Article 15: Application of law and dispute resolution

The law of the People’s Republic of China shall apply to this contract.

Both parties can consult with each other to solve any disputes produced due to the signing and performance of this contract or related to this contract after this contract enters into force. Of consultation fails, any party can adopt the first method in the following:

1. Submit the disputes to Dongguan Branch of China Guangzhou Arbitration Committee, and arbitrate the disputes in Dongguan City of Guangdong Province (arbitration site) according to the effective arbitration rules of this committee when the disputes are submitted.

2. Sue to the people’s court in the place of the lender or other institutions of Bank of China Limited which exercise rights and obligations according to this contract and single agreement.

Guangdong CarHouse E-Commerce Technology Co., Ltd. – ZXQDK476790120191425 (Co-Borrower)          Ref: 191217-150058-249

3. Sue to the people’s court with jurisdiction.

During the period of dispute resolution, if the disputes do not influence the performance of other terms, other terms shall be performed continuously.

Article 16: Appendixes

The following appendixes and other appendixes confirmed by both parties constitute an inalienable part of this contract, and have the same legal effect as this contract.

1. Withdrawal application;

2. Loan note.

Article 17: Other agreement

1. Without the lender’s written consent, the borrower shall not transfer any rights and obligations under this contract to the third party.

2. If the lender needs to entrust other institutions of Bank of China Limited to perform rights and obligations under this contract due to business requirements, or transfer rights and obligations under this contract to other institutions of Bank of China Limited, the borrower hereby accepts the above arrangements. Other institutions of Bank of China Limited authorized by the lender or other institutions of Bank of China Limited assuming the loan business under this contract has the right to exercise all rights under this contract, and initiate legal proceedings for disputes under this contract or submit the disputes to the arbitral institution for arbitration or apply for compulsory execution.

3. On the premise of not influencing other agreement of this contract, this contract is legally binding on the legal successor and assignee.

4. Unless otherwise agreed, the addresses specified by both parties in this contract shall be the mailing and contact address, and the parties promise to inform the other party in written form when the mailing and contact address is changed.

5. The transaction under this contract is conducted based on the parties’ independently interests. If other transaction parties constitute the affiliated parties of the lender according to related laws, regulations and supervision requirements, various parties will not seek and utilize such association relationship and influence the fairness of transaction.

6. The titles and business names in this contract are used for the convenience only, and shall not be used to explain the term contents and the parties’ rights and obligations.

7. The lender has the right to provide the information about this contract and other related information of the borrower for the Credit Information System of People’s Bank of China and other credit information databases established according to law, and organizations or individuals of proper qualification can inquire and use such information. Besides, the lender has the right to inquire the borrower’s relevant information through the Credit Information System of People’s Bank of China and other credit information databases established according to law for the purpose of signing and performing this contract.

Guangdong CarHouse E-Commerce Technology Co., Ltd. – ZXQDK476790120191425 (Co-Borrower)          Ref: 191217-150058-249

8. If the withdrawal date and repayment date are on statutory holidays, they shall be postponed to the first working day after the statutory holiday.

9. If the lender cannot perform the agreement or cannot perform obligations according to the contract due to the changes of laws, regulations and regulatory requirements or the requirements of supervision departments, the lender has the right to terminate or alter this agreement or single agreement under it according to the changes of laws, regulations, regulatory requirements and requirements of supervision departments. If the agreement is terminated or altered due to the above reasons, and the lender cannot perform the agreement or perform obligations according to the contract, the lender shall be exempted from liabilities.

10. The borrower shall deposit the fund not less than / % of the loan principal and interest into the repayment account 15 banking days in advance before the principal and interest become due.

Article 18: Execution of contract

This contract will enter into force upon signing and stamping of official seal by the co-borrower and both parties’ legal representatives (responsible persons) or their authorized signatories.

This contract has four copies, with the borrower and lender holding two copies respectively. All copies have equal legal effect.

Borrower: Guangdong CarHouse E-Commerce Technology Co., Ltd.

Guangdong CarHouse E-Commerce Technology Co., Ltd. (Seal)

Authorized Signatory: /s/Jiang Haitao

December 17, 2019

Co-Borrower: Zhong Lianhua

Signatory: /s/ Zhong Lianhua

December 17, 2019

Co-Borrower: Jiang Haitao

Signatory: /s/ Jiang Haitao

December 17, 2019

Lender: Dongguan Branch of Bank of China Limited

Dongguan Branch of Bank of China Limited (Special Seal for Business Contracts of Middle and Small-sized Enterprises)

Authorized Signatory: /s/ Ye Shaopeng

December 17, 2019